Exhibit 10.25
AGREEMENT REGARDING ADDITIONAL SHARES
October 11, 2011
Thomas H. Lee (Alternative) Fund VI, L.P.
THL FBC Equity Investors, L.P.
Thomas H. Lee (Alternative) Parallel Fund VI, L.P.
Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P.
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110
Ladies and Gentlemen:
First BanCorp (the “Company”) has been informed that you are in the process of purchasing from persons to whom shares of the Company’s Common Stock (“Common Stock”) were issued at the Closing held on October 7, 2011, a total of 937,493 shares of Common Stock (the “Additional Shares”) as follows:

Purchaser	Shares
Thomas H. Lee (Alternative) Fund VI, L.P.	510,308
THL FBC Equity Investors, L.P.	21,271
Thomas H. Lee (Alternative) Parallel Fund VI, L.P.	345,553
Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P.	60,361
The Company agrees that it will for all purposes treat the Additional Shares that each of you is purchasing as though you had purchased those Additional Shares under the Amended and Restated Investment Agreement dated as of July 14, 2011 between the Company and Thomas H. Lee (Alternative Fund) VI, L.P. (the “Investment Agreement”), either as a party to the Investment Agreement or as an assignee of rights and obligations of Thomas H. Lee (Alternative Fund) VI, L.P. under the Investment Agreement. Without limiting what is said in the preceding sentence, the Company Agrees that all the representations, warranties and covenants in the Investment Agreement will apply to the Additional Shares to the same extent that they apply to the Acquired Common Stock that is described in the Investment Agreement.

Very truly yours,

FIRST BANCORP

By:	/s/ Lawrence Odell Lawrence Odell
Executive Vice President